  EXHIBIT 99.2

Unaudited Interim Financial Statements

1

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31,	December 31,
	2025	2024

ASSETS
Current Assets
Cash and cash equivalents	$746	$2,338
Prepaid expenses and other current assets	212	219
Deferred offering costs	424	-
Total Current Assets	1,382	2,557
Operating lease right-of-use assets	91	99
Intangible asset	2,039	2,039
Other assets	3	3
TOTAL ASSETS	$3,515	$4,698

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$2,509	$1,676
Due to related parties	23	61
Operating lease liabilities - current portion	36	35
Advances from investors	236	-
Total Current Liabilities	2,804	1,772

Operating lease liabilities	59	69
TOTAL LIABILITIES	2,863	1,841

STOCKHOLDERS' EQUITY
Preferred Stock, par value $0.001, 69,445 shares authorized,
0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common Stock, par value $0.001, 8,333,333 shares authorized and 567,582 shares issued and outstanding as of March 31, 2025, and December 31, 2024	1	1
Additional paid-in capital	53,386	53,194
Accumulated deficit	(52,508)	(50,136)
Accumulated other comprehensive loss	(227)	(202)
TOTAL STOCKHOLDERS' EQUITY	652	2,857

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,515	$4,698

2

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share data)

	Three months ended
	March 31,
	2025	2024

OPERATING EXPENSES
General and administrative	$995	$1,082
Research and development	1,384	1,507
Total Operating Expenses	2,379	2,589

Loss from Operations	(2,379)	(2,589)

OTHER INCOME
Net change in fair value of trading marketable securities	-	106
Interest income	7	-
Total other income	7	106

Provision for income taxes	-	-

NET LOSS	$(2,372)	$(2,483)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(25)	-
Total Other Comprehensive Loss	(25)	-

TOTAL COMPREHENSIVE LOSS	$(2,397)	$(2,483)

Basic and Diluted Loss per Common Share	$(4.34)	$(4.66)

Basic and Diluted Weighted Average Common Shares Outstanding	547	533

3

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity

(Unaudited)

(In thousands)

			Additional		Accumulated Other
	Common stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balance, December 31, 2024	547	$1	$53,194	$(50,136)	$(202)	$2,857

Stock based compensation	-	-	192	-	-	192
Net loss for the period	-	-	-	(2,372)	-	(2,372)
Other comprehensive loss	-	-	-	-	(25)	(25)
Balance, March 31, 2025	547	$1	$53,386	$(52,508)	$(227)	$652

			Additional		Accumulated Other
	Common stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balance, December 31, 2023	532	$1	$52,264	$(40,310)	$(203)	$11,752

Common shares issued for cash	39	-	55	-	-	55
Stock based compensation	-	-	213	-	-	213
Net loss for the period	-	-	-	(2,483)	-	(2,483)
Balance, March 31, 2024	538	$1	$52,532	$(42,793)	$(203)	$9,537

4

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,372)	$(2,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	192	213
Net change in fair value of trading marketable securities	-	(106)
Non-cash lease expense	8	8
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	9	5
Deferred offering costs	(424)	-
Accounts payable and accrued liabilities	800	(624)
Accounts payable - related parties	(38)	53
Advances from investors	236	-
Fixed cash payments related to operating leases	(8)	(8)
Net cash used in operating activities	(1,597)	(2,942)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in trading marketable securities	-	(481)
Proceeds from disposition of marketable securities	-	1,750
Net cash provided by investing activities	-	1,269

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common shares for cash, net	-	55
Net cash provided by financing activities	-	55

Effect of exchange rate changes on cash	5	(2)

Net change in cash and cash equivalents	(1,592)	(1,620)
Cash and cash equivalents - beginning of period	2,338	2,815
Cash and cash equivalents - end of period	$746	$1,195

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Initial recognition of the right-of-use asset and lease liability	$-	$111

5

ARTELO BIOSCIENCES, INC.

Notes to the Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (“we”, “us”, “our”, the “Company”) is a Nevada corporation incorporated on May 2, 2011, and based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”), and the Company’s fiscal year end is December 31.

The Company registered wholly owned subsidiaries in Ireland, Trinity Reliant Ventures Limited, on November 11, 2016, and in the United Kingdom (“UK”), Trinity Research & Development Limited, on June 2, 2017. On January 8, 2020, Trinity Research and Development Limited changed its name to Artelo Biosciences Limited. The Company incorporated a wholly owned subsidiary in Canada, Artelo Biosciences Corporation, on March 18, 2020. Operations in the subsidiaries have been consolidated in the financial statements.

The Company is a clinical stage biopharmaceutical company focused on developing therapeutics that target lipid-signaling pathways, including treatments intended to modulate the endocannabinoid system (the “ECS”), a family of receptors and neurotransmitters that form a biochemical communication network throughout the body.

Going concern

The Company has incurred losses since inception and incurred a net loss of $2,372 during the three months ended March 31, 2025. As of March 31, 2025, we had cash and cash equivalents of $0.7 million. In May 2022, the Company entered into a purchase agreement and a registration rights agreement (the “Equity Line”) with an institutional investor, providing for the sale of up to $20,000 worth of the Company’s Common Stock, over the thirty-six (36) month term of the purchase agreement. Under the terms and subject to the conditions of the purchase agreement, the Company has the right, but not the obligation, to sell to the institutional investor, and the institutional investor is obligated to purchase, up to $20,000 worth of shares of the Company’s Common Stock, subject to certain limitations.

In July 2023, the Company filed a $75,000 in aggregate value shelf registration statement on Form S-3 which became effective on July 14, 2023. The shelf registration statement is effective for three years and permits the Company to sell, from time to time, up to $75,000 of the Company’s Common Stock, preferred stock, debt securities, warrants, and/or units subject to a limit of one-third (1/3) of the Company’s public float within a twelve (12) month period if the public float of the Company is less than $75,000.

To continue operations, the Company will be required to raise additional funds by completing additional equity or debt offerings or licensing our product candidates. There can be no assurance that the Company will be successful in acquiring additional funding, that the Company’s projections of its future working capital needs will prove accurate, or that any additional funding would be sufficient to continue operations in future years. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities if the Company is unable to continue as a going concern.

Negative Global or National Events

Businesses have been and will continue to be impacted by a number of challenging global and national events and circumstances that continue to evolve, including tariffs, trade disputes, pandemics, extreme weather conditions, increased economic uncertainty, inflation, interest rate fluctuation, recent and any potential future financial institution failures, and conflicts in Eastern Europe, the Middle East and in other countries. The extent of the impact of these events and circumstances on our business, operations and development timelines and plans remains uncertain, and will depend on certain developments, including the duration and scope of the events and their impact on our development activities, third-party manufacturers, and other third parties with whom we do business, as well as its impact on regulatory authorities and our key scientific and management personnel. We have been and continue to actively monitor the potential impacts that these various events and circumstances may have on our business, and we take steps, where warranted, to minimize any potential negative impacts on our business resulting from these events and circumstances. The ultimate impact of these global and national events and circumstances, either individually or in aggregate, is highly uncertain and subject to change.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements in accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and GAAP in the United States of America. The accompanying interim financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2025, are not necessarily indicative of the results for the full year. While management of the Company believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended December 31, 2024, contained in the Company’s Form 10-K filed with the SEC on March 3, 2025.

All amounts in these financial statements, notes and tables have been rounded to the nearest thousand dollars, except share and per share amounts, unless otherwise indicated.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis including the Company’s wholly owned subsidiaries, Trinity Reliant Ventures Limited, Artelo Biosciences Limited and Artelo Biosciences Corporation. All intercompany transactions and balances have been eliminated.

Research and Development (“R&D”)

R&D expenses consist primarily of costs related to clinical studies and outside services, personnel expenses, and other R&D expenses. Clinical studies and outside services costs relate primarily to services performed by clinical research organizations and related clinical or development manufacturing costs, materials, and supplies, filing fees, regulatory support, and other third-party fees. Personnel expenses relate primarily to salaries and benefits. R&D expenditures are charged to operations as incurred.

The Company recognizes R&D tax credits received from the United Kingdom government for spending on R&D as an offset of R&D expenses. The Company did not receive R&D tax credits during the three months ended March 31, 2025, and 2024, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, commercial paper, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $746 and $2,338 in cash and cash equivalents at March 31, 2025 and December 31, 2024, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of March 31, 2025, was approximately $450. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Marketable Securities

Our investments in debt securities are carried at fair value. Investments in debt securities that are not classified as held-to-maturity are carried at fair value and classified as either trading or available-for-sale. Realized and unrealized gains and losses on trading debt securities are charged to income and unrealized gains and losses on available-for-sale debt securities are included in other comprehensive income or loss. The marketable securities held by the Company, classified as trading marketable securities, had an outstanding balance of $0 as of March 31, 2025, and December 31, 2024.

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Deferred Stock Issuance Costs

Deferred stock issuance costs represent amounts paid for legal, consulting, and other offering expenses in conjunction with the future raising of additional capital to be performed within one year. These costs are netted against additional paid-in capital as a cost of the stock issuance upon closing of the respective stock placement.

Intangible Assets

The Company capitalizes certain costs related to the acquisition of intangible assets. If such assets are determined to have a finite useful life they are amortized on a straight-line basis over the estimated useful life.

The Company tests its intangible assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates. The Company determined that there was no impairment of its intangible assets at March 31, 2025, and December 31, 2024.

Foreign Currency Transactions

The Company has operations outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included as other comprehensive income.

Financial Instruments

The Company follows ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions” (“ASC 820"), which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

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The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents and accounts payable approximate fair value due to the short-term maturities of these instruments.

Stock-Based Compensation

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances. The Company accounts for forfeitures of stock options as they occur.

Net Loss per Share of Common Stock

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of Common Stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of Common Stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options and warrants.

For the three months ended March 31, 2025, and 2024, the following Common Stock equivalents were excluded from the computation of diluted net loss per share as the result was anti-dilutive.

	March 31,	March 31,
	2025	2024
Stock options	128,976	127,224
Warrants	23,315	39,891
	152,291	167,115

Segment Reporting

Operating segments are defined as components of an enterprise about which separate and discrete information is available for evaluation by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its chief executive officer.  The Company’s CODM evaluates the Company’s operations and manages its business as a single operating segment. All of the Company’s long-lived assets are held in the United States. Refer to Note 3 for the Company’s disclosure on its single operating segment.

New Accounting Standards Adopted

There were no new accounting standards adopted during the three months ended March 31, 2025.

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NOTE 3 – SEGMENT REPORTING

Operating segments comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance. The Company consists of a single reporting segment: life science. The life science segment is comprised of the Company’s development of therapeutics that target lipid-signaling modulation pathways, including the endocannabinoid system (the “ECS”), a network of receptors and neurotransmitters that form a biochemical communication system throughout the body. The Company’s CODM is its Chief Executive Officer.

The accounting policies of the life science segment are as described in the summary of significant accounting policies. The CODM evaluates the performance of the life science segment based on the Company’s net loss as reported on the income statement as consolidated net loss. The Company’s segment assets are reported on the balance sheet as its total consolidated assets.

The Company has not generated any revenue since its inception and expects to continue to incur losses into the foreseeable future as it continues to conduct research and development related activities through all stages of product development and clinical trials and subsequently seek approval from the respective regulatory authorities.

The Company’s CODM utilizes cash forecast models to determine the Company’s investment in the life sciences segment. These models are reviewed regularly to monitor the Company’s operating results and performance and compared to the Company’s cash-based forecasts.

	Three months ended
	March 31,
	2025	2024

General and administrative
Employee and director compensation	$239	$244
Stock-based compensation	114	139
Professional fees	325	390
Other general and administrative (a)	317	309
Total general and administrative	995	1,082

	Three months ended
	March 31,
	2025	2024

Research and development
Employee compensation	$233	$229
Stock-based compensation	78	74
Professional fees	1,010	973
Other research and development (b)	63	231
Total research and development	1,384	1,507

(a)	Consists of sales and marketing, investor relations, travel and other office expenses.

(b)	Consists of supplies and other items used in research and development activities.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2025, and 2024, a company owned by the Senior Vice President, European Operations, provided consulting services totaling $5 and $2, respectively. As of March 31, 2025, and December 31, 2024, there was $5 and $1, outstanding, respectively.

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During the three months ended March 31, 2025, and 2024, a company significantly influenced by a director of a subsidiary of the Company provided professional services totaling $12 and $54, respectively. As of March 31, 2025, and December 31, 2024, there was $12 and $36 outstanding, respectively.

During the three months ended March 31, 2025, and 2024, a company controlled by a director of a subsidiary of the Company provided professional services totaling $20 and $23, respectively. As of March 31, 2025, and December 31, 2024, there was $6 and $24 outstanding, respectively.

NOTE 5 - EQUITY

Preferred shares

The Company has authorized 69,445 shares of preferred stock with a par value of $0.001 per share.

As of March 31, 2025, and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Common Shares

The Company has authorized 8,333,333 shares of Common Stock with a par value of $0.001 per share. Each share of Common Stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

As of March 31, 2025, and December 31, 2024, there were  and 567,582 shares of Common Stock issued and outstanding, respectively.

Warrants

A summary of activity of the warrants during the three months ended March 31, 2025, is as follows:

		Weighted	Weighted
	Number of	Average	Average
	shares	Exercise Price	Life (years)
Outstanding, December 31, 2024	23,315	$67.50	0.79
Granted	-	-	-
Expired	-	-	-
Exercised	-	-	-
Outstanding, March 31, 2025	23,315	$67.50	0.54

The intrinsic value of the warrants as of March 31, 2025, is $0. All of the outstanding warrants are exercisable as of March 31, 2025.

2018 Equity Incentive Plan, as amended

On February 28, 2025, the number of shares available under the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”) was increased by 80,693 shares of Common Stock.

As of March 31, 2025, the 2018 Plan permits the Company to issue up to an aggregate of 335,564 shares of Common Stock of which 206,588 shares are available to be issued.

The following is a summary of stock option activity during the three months ended March 31, 2025:

	Options Outstanding		Weighted Average
	Number of	Weighted Average	Remaining life
	Options	Exercise Price	(years)
Outstanding, December 31, 2024	128,976	$11.02	7.76
Granted	-	-	-
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, March 31, 2025	128,976	$11.02	7.51

Exercisable options, March 31, 2025	42,568	$14.96	7.35

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Valuation

The Company utilizes the Black-Scholes model to value its stock options.

During the three months ended March 31, 2024, the Company granted 40,675 options, valued at $299 of which 17,169 options, valued at $129, were for related parties. As of March 31, 2025, $820 remains unamortized, of which $543 is for related parties. The intrinsic value of options outstanding as of March 31, 2025, and December 31, 2024, is $0.

NOTE 7– INTANGIBLE ASSET

The Company has capitalized the costs associated with acquiring the exclusive worldwide license to develop and commercialize products comprising or containing the compound ART27.13 as an intangible asset at a value of $2,039 as of March 31, 2025, and December 31, 2024.

The amount capitalized consisted of a $1,500 payment and the fair value of 681 shares of Common Stock of $539. During the three months ended March 31, 2025, no additional costs met the criteria for capitalization as an intangible asset.

NOTE 8 - LEASE

On May 12, 2021, the Company entered into a lease arrangement for office space in the U.S. with Beckman/Lomas LLC, an entity controlled by a close family member of a director. Effective June 1, 2022, the related party divested its interests in the property, and as such, the lease agreement no longer constitutes a related party transaction. On March 6, 2024, the Company entered into an amended agreement with the landlord to extend the lease commencing in September 2024, and effective until August 2027.

The following summarizes right-of use asset and lease information about the Company’s operating leases as of March 31, 2025:

	Three months ended
	March 31,
	2025	2024

Lease cost
Operating lease cost	$8	$8

Other information
Cash paid for operating cash flows from operating leases	$8	$8
Right-of-use assets obtained in exchange for new operating lease liability	$-	$111

Weighted-average remaining lease term — operating leases (years)	2.33	3.33
Weighted-average discount rate — operating leases	7.50%	7.50%

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Future minimum lease payments under the operating lease liability have non-cancellable lease payments at March 31, 2025, as follows:

Total
Year Ended December 31,
2025	$31
2026	43
2027	30
2028	-
Thereafter	-
104
Less: Imputed interest	(9)
Operating lease liabilities	95

Operating lease liability - current	36
Operating lease liability - non-current	$59

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company has certain financial commitments relating to research and development contracts as of March 31, 2025, as follows:

•	The Company is invoiced monthly and quarterly in connection with several research and development contracts.
•	The Company may be obligated to make additional payments related to research and development contracts entered into, dependent on the progress and milestones achieved through the programs.
•

The Company’s principal executive office is currently located at 505 Lomas Santa Fe Drive, Suite 160, Solana Beach, CA, US. Additionally, we have an office outside Manchester, UK, which serves as administrative spaces for managing our subsidiaries, Trinity Reliant Ventures, Ltd (Ireland) and Artelo Biosciences Limited (UK). We do not currently own any properties, laboratories, or manufacturing facilities. The Solana Beach lease runs through August 2027 and the Manchester UK lease is month-to-month.

NOTE 10 – SUBSEQUENT EVENTS

On May 1, 2025, the Company issued at-market, unsecured convertible notes with gross proceeds of $900. Funds totaling $236 received from investors as of March 31, 2025, prior to the issuance of the convertible notes, are reflected in the consolidated balance sheet as advances from investors. The convertible notes bear interest at 12.0% and have a maturity of 180 days. The convertible notes are subject to voluntary and automatic provisions for conversion into the Company’s common stock, as well as conversion into warrants to purchase the Company’s common stock for a five-year period at a price of $1.04. Certain members of the Company’s board of directors, an officer and consultants to the Company acquired $350 of the convertible notes.

On June 13, 2025, the Company executed a 6:1 reverse stock split affecting both the authorized and issued and outstanding amounts of its Common Stock and Preferred Stock.  These consolidated financial statements reflect the impact of this reverse stock split.

On June 24, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors for the issuance and sale in a private placement of (i) 136,843 shares of Common Stock, (ii) up to 93,180 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (iii) up to 460,046 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $5.82 per share (the “$5.82 Warrants”), and (iv) 230,023 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $10.00 per share (the “$10.00 Warrants”). The private placement was priced at the market on June 24, 2025 and closed on June 26, 2025. Each share or, in lieu of shares, each Pre-Funded Warrant, was issued and sold in the private placement along with two (2) $5.82 Warrants and one (1) $10.00 Warrant. The combined purchase price for the securities was (i) $6.195 per share of Common Stock and three accompanying warrants and (ii) $6.194 per Pre-Funded Warrant and three accompanying warrants.

On July 2, 2025, the Company granted options to the CEO of the Company to purchase an aggregate total of 40,393 shares of the Company’s common stock with an exercise price of $11.03.

On July 2, 2025, the Company granted options to certain employees and consultants of the Company to purchase an aggregate total of 58,473 shares of the Company’s common stock with an exercise price of $11.03.

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